EXHIBIT 99.1
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LaSalle Hotel Properties
4800 Montgomery Lane, Suite M25
Bethesda, MD 20814
Ph.  (301) 941-1500
Fax (301) 941-1553
www.lasallehotels.com


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FOR IMMEDIATE RELEASE


Contact: Raymond Martz, Vice President of Finance & Investor Relations --Bethesda +301/941-1516



              LASALLE HOTEL PROPERTIES ANNOUNCES SALE OF
            3,000,000 COMMON SHARES OF BENEFICIAL INTEREST


     BETHESDA, MD, NOVEMBER 10, 2003 -- LaSalle Hotel Properties
(NYSE: LHO) today announced it sold 3,000,000 common shares of beneficial
interest.   The proceeds of the offering will be used to reduce the
outstanding balance on the Company's credit facility.

     Wachovia Securities acted as the sole underwriter for this transaction. A copy of the prospectus supplement relating to the shares may be obtained from Wachovia Securities, 7 St. Paul Street, 1st Floor, Baltimore, MD 21202.

     LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, which owns interests in 17 upscale and luxury full-service hotels, totaling approximately 5,600 guest rooms in 12 markets in 10 states and the District of Columbia. LaSalle Hotel Properties focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. The Company seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including Marriott International, Inc., Radisson Hotels International, Inc., Starwood Hotels & Resorts Worldwide, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality and the Kimpton Hotel & Restaurant Group, LLC.



















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Certain matters discussed in this press release may be deemed to be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although LaSalle Hotel Properties believes the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from the Company's expectations are listed in the Company's
Form 10-K for the year ended December 31, 2002 and subsequent SEC reports and filings. LaSalle Hotel Properties assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.



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ADDITIONAL CONTACTS:
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Hans Weger, Chief Financial Officer, LaSalle Hotel Properties
     - 301/941-1516



  For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com










































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